UNITED STATES
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E. I. du Pont de Nemours and Company
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Corporate News FOR IMMEDIATE RELEASE Contact: Dan Turner 302-774-0081 daniel.a.turner@dupont.com DUPONT HIGHLIGHTS SUPPORT FOR COMPANY’S BOARD OF DIRECTORS Thanks Shareholders That Have Publicly Affirmed their Support FOR DuPont’s Nominees Highlights Support Received from Wall Street Analysts and other Third Party Experts A Vote on the WHITE Proxy Card FOR DuPont’s 12 Nominees is a Vote for Continued Value Creation Overseen by a World-Class Board of Directors WILMINGTON, Del., May 11, 2015 – DuPont (NYSE: DD) today highlighted support it has received from shareholders for its execution of the Company’s strategic transformation to create a higher growth, higher value DuPont. The Company issued the following statement: DuPont shareholders have a clear choice in this proxy contest: support DuPont on its path of continued value creation, overseen by a world-class Board that includes two new change agents specifically chosen for their operating experience and records of value creation, Ed Breen and Jim Gallogly. Many DuPont shareholders, including California Public Employees Retirement System (CalPERS), Canadian Pension Plan Investment Board, Robinson Investment Group, Boston Trust & Investment Management Company and Lau Associates, have indicated support for the Board and management team. The current Board and management team have delivered returns that have outperformed its peers and the market, while positioning the next generation DuPont for continued success. We thank these shareholders, and others, for their support and urge all DuPont shareholders to vote FOR DuPont’s transformational strategy to deliver higher growth and higher value by voting on the WHITE proxy card today FOR all of DuPont’s nominees. In casting its vote for DuPont’s 12 nominees, CalPERS noted on its website:  “DuPont has outperformed the S & P 500 and its GICS industry peers over 1, 3 and 5 years, which is the period the current CEO has been in position.” “We believe Trian’s nominees do not have sufficient industry experience to add significant value to the board’s quality and diversity. DuPont’s board is diverse, reflects extensive industry experience and has been refreshed recently.” “We believe the Trian focus is relatively short term, with proposed financial measures which include cost cutting which would reduce research and development. They also propose adding 1 www.calpers-governance.org. Permission to use quotations was neither sought nor obtained. E. I. du Pont de Nemours and Company

2 significant leverage to the balance sheet, which Moody’s considers may affect DuPont’s credit rating. The case for further disaggregation of the business is unclear.” The Company today also highlighted support it has received from Wall Street analysts and other third party experts regarding:  The higher value of the next generation DuPont: “The rationale behind the separation of Performance Chemicals is that it provides [DuPont] the opportunity to advance its strategy as it transforms into a higher growth company. We believe the remaining portfolio fits better with [DuPont]’s priorities and should garner a higher, more appropriate valuation.” – Wells Fargo, 5.8.15 The change already underway at DuPont: “Trian is pushing for change, but change has been consistent for a lot of years at DuPont.” – Matt Arnold, Edward Jones, 5.9.15 DuPont’s strategic transformation is working: “Kullman has focused on ridding DuPont of its slow-growth cyclical businesses, leaving it with high-profit operations that can still benefit from the company’s storied research and development teams. And her plan is working.” – Steve Gandel, Fortune 5.11.15 Ellen Kullman’s role as an activist driving that change at DuPont: “The #1 Activist is... CEO Ellen Kullman. Surprised? Long before the other obvious answer came along, Ellen was agitating for improved performance, margin improvement, cost reductions and portfolio optimization. Please don’t take our word for it; consider Trian’s CIO Ed Garden lauding Ellen back in May saying ‘She’s basically been an activist within DuPont to get that business to best-in-class operating metrics.’” – Wells Fargo, 1.12.15 The Company’s performance: “The management at DuPont have delivered good, really reasonable results. We believe that Ellen is doing a really good job.” – Russell Robinson, Robinson Investment Group Inc., 1.9.15 Driving DuPont’s profitability: “Trian wants to paint Kullman’s tenure as DuPont’s CEO as a disappointment, but it’s been far from that. Even by the hedge fund’s own flawed analysis, DuPont under Kullman has been a profit machine.” – Steve Gandel, Fortune 5.11.15 The role the management team has played in driving performance: “The current management team deserves tremendous credit for its thoughtful leadership in DuPont’s continued growth…As a shareholder what I want is investment in research and development, a strong loyalty by the Company to effective long-term employees, and a Company concerned as ever about meeting the needs of its customers. That is the kind of investment that has led to outstanding shareholder value and sustained growth…” – David Wallace Douglas, shareholder, 4.10.15 2 Permission to use quotations was neither sought nor obtained. The strength of the DuPont Board: “DuPont currently has a strong, independent board that includes 10 current or former chief executives, chief financial officers or chief operating officers

3 — many of whom have deep scientific and regulatory knowledge. What then is the basis for replacing four of these directors with nominees loyal to Mr. Peltz? Among those Mr. Peltz seeks to replace is DuPont’s lead director, Alexander M. Cutler, who is chairman and chief executive of the Eaton Corporation and a highly regarded corporate leader.” – Bill George, Harvard Business School and a former chairman and chief executive of Medtronic, 4.9.15 The essential role of R&D to DuPont: “In the DuPont/Trian fight, the hedge fund is on record as saying that the company is not getting a return on its research-and-development spending. Yet R.& D. — science — is at the very heart of DuPont’s business model and always has been. And it can take years to turn a scientific advance into a successful product. A DuPont stripped of much of its R.& D. doesn’t just hurt the company; it hurts the country.” – Joe Nocera, New York Times, 5.8.15 DuPont’s strategic actions: “CEO Ellen Kullman deserves credit for delayering management, implementing cost cuts, and taking meaningful strategic actions that have upgraded the composition of DuPont's portfolio.” – Bank of America, 9.18.14 This is a critical time for the future of DuPont shareholders’ investments in the Company. DuPont strongly recommends that shareholders vote FOR all 12 of DuPont’s highly-qualified nominees the WHITE proxy card today.  DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com. Forward Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including

4 statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. ADDITIONAL INFORMATION AND WHERE TO FIND IT DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994. # # # 5/11/15